Exhibit 10.4

Exhibit D

CONSULTING AGREEMENT

          CONSULTING AGREEMENT (this “Agreement”) dated as of September 15, 2007, by and between 11 GOOD ENERGY, INC., a Delaware corporation having an office at 4450 Belden Village Street NW, Suite 800, Canton, Ohio 44718 (the “Company”), and CLAYTON R. LIVENGOOD (“C. Livengood”) with an address at 3691 Hope Road NW, Magnolia, Ohio, 44643.

WITNESSETH:

          WHEREAS, the Company desires to engage the services of C. Livengood as a general consultant and C. Livengood desires to serve as a general consultant of the Company; and

          WHEREAS, both parties desire to clarify and specify the rights and obligations which each shall have with respect to the other in connection with C. Livengood’s consulting services.

          NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1. Services

C. Livengood hereby agrees to provide general consulting services to the Company in all phases of its business, finance, management and general operations on terms and conditions set forth herein.

2. Duties and Responsibilities of C. Livengood

The specific duties and responsibilities of C. Livengood shall be as assigned by the Board of Directors and Fred Berndt, the Company’s Chief Executive Officer.

3. Non-Exclusivity

          C. Livengood shall devote, on average, at least 2 days per week to the affairs of the Company. While C. Livengood may pursue other outside business interests that are not related to providing the services to the Company, he agrees not to provide consulting services to the Company’s competitors without its prior written consent.

4. Compensation

          In consideration for C. Livengood’s services to be performed under this Agreement and as compensation therefore, the Company shall pay to C. Livengood, a consulting fee of $4,166 per month, payable on the last business day of each month or otherwise as mutually agreed to by the parties. As additional consideration, C. Livengood shall be given 2,782,000 shares of the Company’s common stock, which shall, upon issuance, constitute 19.5% of the Company’s then-issued and outstanding shares of common stock.

5. No Benefits or Withholding Taxes

As a paid consultant to the Company, C. Livengood shall be responsible for payment of all of his own taxes and no sums of money shall be withheld from the fees paid to C. Livengood, except as otherwise required by applicable federal, state and/or local law in the Company’s sole discretion. Further, C. Livengood shall not be entitled to any benefits that would otherwise be paid and/or provided to employees of the Company. C. Livengood shall perform his services to the Company at such places and at such times as he determines to fulfill his obligations hereunder.

6. Term of Consulting Services

The term of this Agreement hereunder shall be from the date hereof for a period of three (3) years (the “Term”), unless terminated prior thereto in accordance with Section 7 hereof.

7. Termination

          Notwithstanding the terms of this Agreement, the Company may terminate this Agreement in the event (i) of C. Livengood’s commission of an act involving fraud, embezzlement, or theft against the property or personnel of the Company or (ii) C. Livengood being convicted of, or pleading nolo contendere to a felony or engages in other criminal conduct that could reasonably be expected to have a material adverse affect on the business, assets, properties, prospects, results of operations or financial condition of the Company.

8. Violation of Other Agreements and Authority

          C. Livengood represents and warrants to the Company that he is legally able to enter into this Agreement; that he is not prohibited by the terms of any agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding or policy to which C. Livengood is or may be a party, or by which C. Livengood may be bound; that C. Livengood is under no physical or mental disability that would materially interfere with the performance of his duties under this Agreement. C. Livengood agrees that it is a material inducement to the Company that C. Livengood make the foregoing representations and warranties and that they be true in all material respects.

9. Company Authority Relative to this Agreement

          The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors’ rights generally and to general principles of equity.

10. Notices

          Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section.

11. Waivers

          No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

12. Preservation of Intent

          Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and C. Livengood agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

13. Entire Agreement

          This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

14. Inurement; Assignment

          The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. Neither this Agreement nor any rights or obligations of C. Livengood hereunder shall be transferable or assignable by C. Livengood.

15. Amendment

This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

16. Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17. Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

18. Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without giving reference to principles of conflict of laws.

19. Arbitration

          Should any dispute arise as to the interpretation of any term or provision of this Agreement, the issue shall be decided by arbitration. The arbitration proceeding shall be conducted in Canton, Ohio under the applicable rules of the American

Arbitration Association. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made. The decision of the arbitrator shall be final and binding on both parties. The prevailing party shall be entitled to recover from the other party its or his own expenses for the arbitrator’s fee, attorney’s fees, expert testimony, and for other expenses of presenting its or his case. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

          11 GOOD ENERGY, INC.

By:	/S/ Frederick C. Berndt	/S/ Clayton R. Livengood

	Frederick C. Berndt, CEO	Clayton R. Livengood